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                                  EXHIBIT (11)

                       Elcor Corporation and Subsidiaries
          Computation of Income Per Common and Common Equivalent Share


(In thousands, except per share amounts)

1.       Three Months Ended December 31, 1996                               Three Months Ended
         and December 31, 1995                                            -----------------------
                                                                           12-31-96     12-31-95
                                                                          ----------   ----------
                 Net Income                                               $    2,309   $    2,124
                                                                          ==========   ==========
         Shares:
           Weighted average common shares                                      8,780        8,739
            outstanding

         Adjustments:
           (a)   Assumed issuance of shares purchased
                 under incentive stock option plan using
                 the treasury stock method                                        63           99
                                                                          ----------   ----------
         Total Common and Common Equivalent Shares                             8,843        8,838
                                                                          ==========   ==========
         Income per Common and Common Equivalent Share                    $      .26   $      .24
                                                                          ==========   ==========

2.       Six Months Ended December 31, 1996                                   Six Months Ended
         and December 31, 1995                                            -----------------------
                                                                           12-31-96     12-31-95
                                                                          ----------   ----------

                 Net Income                                               $    6,077   $    5,787
                                                                          ==========   ==========

         Shares:

            Total Common and Common Equivalent Shares

            Three months ended 9/30/96 and 9/30/95                             8,793        8,843
            Three months ended 12/31/96 and 12/31/95                           8,843        8,838
                                                                          ----------   ----------
            Average six months ended 12/31/96 and 12/31/95                     8,818        8,840
                                                                          ==========   ==========

         Income per Common and Common Equivalent Share                    $      .69   $      .65
                                                                          ==========   ==========